EXHIBIT 10.5

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
745 5th Avenue, 18th Floor
New York, New York 10151

August 13, 2007

CrossPoint Energy, LLC
2801 Network Boulevard
Suite 810
Frisco, TX 75034
Attention: Daniel F. Collins, President

Re:
Credit Agreement dated as of September 2, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CrossPoint Energy Holdings, LLC (the “Borrower”) D. B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent (“Administrative Agent”) and the financial institutions that are or may become lenders thereunder (“Lenders”).

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes. Any capitalized term used herein that is not defined herein shall have the meaning attributed to it in the Credit Agreement. Any references to sections herein refer to sections in the Credit Agreement. You have previously notified Administrative Agent that Borrower is in default of (i) Section 9.12 for failure to deliver a Reserve Report on or prior to the dates specified in section 9.12 and (ii) Sections 10.01(a), 10.01(b), 10.01(d) and 10.23 for failing to meet the financial covenants and production volumes specified in such sections for the first and second fiscal quarters for 2007. You have requested that the Lenders and the Administrative Agent waive the Defaults as set forth above. Administrative Agent for itself and on behalf of the Lenders hereby waives the defaults provided for above for the fiscal periods ending March 31, 2007 and June 30, 2007, and only for such fiscal periods, and further subject to the provisions of this Letter Agreement.

Pursuant to the Credit Agreement, you have submitted a Subsequent Commitment Increase Request dated June 2007 requesting that Lenders increase the Commitment by $532,875 in order for the Borrower to use the proceeds of any Loans related to such increase to perform development operations on the Oil and Gas Properties of the Borrower. Administrative Agent for itself and on behalf of the Lenders hereby consents to the increase in the Commitment subject to the further provisions of this Letter Agreement.

In connection with the foregoing, and as a condition to the waiver of the Defaults provided for above and the approval of the Subsequent Commitment Increase Request, Borrower agrees (i) to pay to the Administrative Agent for the account of the Lenders a fee in the aggregate amount of $75,000, payable as of the date of Borrower’s acceptance of this Letter, such amount to be paid from a Loan under the Credit Agreement from the Lenders to the Borrower, (ii) to pay to the Administrative Agent for the account of the Lenders an exit fee in the aggregate amount of $262,000 payable on the earlier of (i) the date that the Loans under the Credit Agreement have been paid in full or (ii) the Maturity Date, and (iii) agree that in the event that the Credit Agreement Termination Date has not occurred on or prior to October 31, 2007 that Borrower will issue to each of the Lenders an ORRI Conveyance of 0.5% with respect to all of the Borrower’s Oil and Gas Properties each month beginning on November 1 and continuing on the first of each month thereafter until the Credit Agreement Termination Date occurs. Borrower acknowledges and agrees that such fees are deemed earned as of the date of this Letter Agreement.

CrossPoint Energy, LLC
Attn: Daniel F. Collins, President
August 13, 2007

Borrower acknowledges and aggress that except for the waivers by the Lenders and Administrative Agent permitting the non-compliance with the provisions of Sections 9.12 and 10.01 as provided above, including only for the time periods set forth above, nothing herein is to be construed as a consent, waiver, amendment or modification to the Credit Agreement. Borrower further recognizes and agrees that except as expressly provided for herein, the Credit Agreement remains in full force and effect as originally entered into.

[Remainder of Page Intentionally Left Blank.]

CrossPoint Energy, LLC
Attn: Daniel F. Collins, President
August 13, 2007

If the foregoing is acceptable to you please indicate your acknowledgement and agreement to the terms and provisions of this letter agreement by executing this letter agreement in the space provided below.

Sincerely,

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Administrative Agent

By:	D.B. Zwirn Partners, LLC

By:	/s/ Lawrence D. Cutler
Name: Lawrence D. Cutler
Title: Authorized Signatory

AGREED TO AND ACCEPTED
THIS 15th DAY OF August, 2007:

CROSSPOINT ENERGY Holdings, LLC

By:	/s/ Daniel F. Collins
Daniel F. Collins President

[Signature Page to letter Agreement]
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